EXHIBIT (d)(2)(i)


             SCHEDULE IDENTIFYING DETAILS OF SUB-ADVISORY CONTRACTS


Analytic Investors, LLC*

Lazard Asset Management LLC*

Martingale Asset Management, L.P.

PanAgora Asset Management, Inc.


*Currently manage Fund assets.